Exhibit 99.1

Bird, a Category Creator and Leader in Electric Micromobility, to Become A Public Company via Merger

with Switchback II Corporation

$200 million in capital committed through a $160 million PIPE led by Fidelity Investments and a $40 million vehicle financing credit facility through Apollo Investment Corporation and MidCap Financial Trust

Transaction Values Bird at an Enterprise Value of Approximately $2.3 Billion

Investor Call Scheduled for Wednesday, May 12, 2021 at 9:00 AM ET

(Los Angeles, CA & Dallas, TX) – May 12, 2021 – Bird Rides, Inc. (“Bird”), a leader in shared short range environmentally friendly electric transportation, and Switchback II Corporation (NYSE: SWBK) (“Switchback”), a publicly traded special purpose acquisition company with a strategic focus on the energy transition sector, announced today the signing of a definitive business combination agreement that would make Bird a public company, pending Switchback shareholder approval and satisfaction of other customary closing conditions. At closing, anticipated in the third quarter of 2021, the combined company will be named Bird Global, Inc. and is expected to be listed on the New York Stock Exchange (the “NYSE”).

Travis VanderZanden, founder and CEO of Bird, commented: “Bird was founded with the mission to provide environmentally friendly transportation for everyone. Since 2017, we have driven adoption of micromobility which has resulted in rapid growth. During this time, we have advanced our operating model, supported by proprietary technology and hardware, to scale our mission and reach more cities. This foundation has driven our strong unit economics and delivered our successful track record to date. As we look ahead, we intend to build upon our market leadership and grow our business, which currently only scratches the surface of the estimated $800 billion annual market opportunity for micromobility.”

Jim Mutrie and Scott McNeill, Co-Chief Executive Officers and Directors of Switchback, commented: “As a category creator for the shared micromobility space, Bird has capitalized on its first-mover advantage to address the significant market opportunity while also providing an efficient and eco-friendly transportation alternative. With its market leadership position, experienced and innovative leadership team, compelling current revenues and business model, along with identified levers for growth, Bird satisfies all the investment criteria we were seeking and we are pleased to announce the definitive agreement for this combination.”

Bird Investment Highlights:

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Addressing the estimated $800 billion annual market opportunity, Bird established a market leadership position as one of the first companies to develop a robust business targeting shared electric micromobility, leading the creation of a new transportation category that is accessible, eco-friendly, and reliable.

•	Since its founding in 2017, Bird has rapidly expanded its global footprint to over 200 cities worldwide, facilitating more than 95 million rides to date.

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Under the leadership of its founder, Travis VanderZanden, and a highly experienced management team, Bird possesses a demonstrable track record of operating success and has generated compelling unit economics even during the ongoing COVID-19 pandemic, due in part to its Fleet Manager Program.

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Capital investment in continued vehicle innovation, operational improvements, and global expansion efforts coupled with strong tailwinds coming out of the COVID-19 pandemic, including favorable regulatory changes, operating model improvements, and industry consolidation, positions Bird to capitalize on its significant growth opportunities with a scalable path to profitability.

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Strong balance sheet underpins Bird’s attractive growth profile with $667 million of pro forma cash and cash equivalents, including $208 million raised as part of an April 2021 Senior Preferred Convertible equity offering led by Bracket Capital, Sequoia Capital, and Valor Equity Partners, and further supported by access to a $40 million fully committed vehicle financing credit facility with Apollo Investment Corporation and MidCap Financial Trust (each managed or advised by Apollo Capital Management, L.P., or its affiliates).

•	The transaction is priced at a multiple of 2.8x estimated revenue for fiscal 2023, a meaningful discount to its publicly traded peer group.

Transaction Overview

The transaction implies a pro forma enterprise valuation for Bird of $2.3 billion. The business combination agreement contemplates that existing Bird shareholders will roll-over and retain 100% of their existing equity, owning approximately 82% of the combined company’s pro forma equity (assuming no redemptions by Switchback’s existing shareholders).

The transaction will enable the combined entity to retain net proceeds of up to $428 million of cash following the closing (assuming no redemptions by Switchback’s existing shareholders) to fund operations and growth initiatives and for general corporate purposes. Aggregate funding combines Switchback’s $316 million cash-in-trust and $160 million of private placement proceeds, which have been fully committed by Fidelity Management & Research Company LLC and other investors, and Bird’s access to a $40 million asset financing facility with Apollo Investment Corporation and MidCap Financial Trust.

The transaction, which has been unanimously approved by the Boards of Directors from both Bird and Switchback, is subject to approval by Switchback’s shareholders, the effectiveness of a registration statement to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the transaction, and satisfaction of other customary closing conditions. The transaction is expected to close in the third calendar quarter of 2021.

Additional information about the proposed transaction, including a copy of the business combination agreement and investor presentation, will be provided in a Current Report on Form 8-K to be filed by Switchback with the SEC and will be available at www.sec.gov.

Credit Suisse Securities (USA) LLC (“Credit Suisse”) is acting as exclusive financial and capital markets advisor to Bird. Goldman Sachs & Co. LLC (“Goldman Sachs”) is acting as exclusive financial advisor to Switchback. Latham & Watkins LLP is acting as legal advisor to Bird and Vinson & Elkins L.L.P. is acting as legal advisor to Switchback.

Credit Suisse and Goldman Sachs are acting as co-lead placement agents on the private placement.

Investor Conference Call Information: Bird and Switchback will host a joint investor conference call to discuss the proposed transaction Wednesday, May 12, 2021 at 9:00 AM ET. Interested parties may listen to the prepared remarks via telephone by dialing (855) 327-6837 or (631) 891-4304 if calling internationally. Please reference Conference ID 10014571 when prompted.

The conference call webcast, a related investor presentation with more detailed information regarding the proposed transaction, and a transcript of the investor call will be available at bird.co/investor and https://swbk2.com/. The investor presentation will also be furnished today to the SEC, which can be viewed at the SEC’s website at www.sec.gov.

About Bird: Bird is an electric vehicle transportation company dedicated to bringing affordable, environmentally friendly transportation solutions to communities across the world. Today, it provides a fleet of shared electric scooters to riders in over 200 cities and makes its products available for purchase at www.bird.co and via leading retailers and distribution partners. Bird partners closely with the cities in which it operates to provide a reliable and affordable transportation option for people who live and work there. Founded in 2017 by transportation pioneer Travis VanderZanden, Bird is headquartered in Los Angeles, California, and is rapidly expanding. Follow Bird on Instagram (www.instagram.com/bird), on Twitter at @BirdRide, and find more information at www.bird.co.

About Switchback II Corporation: Switchback II Corporation was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. Switchback focused its search for a target business in the broad energy transition or sustainability arena targeting industries that require innovative solutions to decarbonize in order to meet critical emission reduction objectives.

Important Information About the Proposed Transaction and Where to Find It

In connection with the proposed business combination, Switchback and Bird Global, Inc., a Delaware corporation and wholly owned subsidiary of Bird (“Bird Global”) will file a registration statement on Form S-4 (the “Form S-4”) with the SEC. The Form S-4 will include a proxy statement of Switchback and prospectus of Bird Global. Additionally, Switchback and Bird Global will file other relevant materials with the SEC in connection with the business combination. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov. Security holders of Switchback are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting decision with respect to the proposed business combination because they will contain important information about the business combination and the parties to the business combination. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

Switchback and its directors and officers may be deemed participants in the solicitation of proxies of Switchback’s shareholders in connection with the proposed business combination. Bird, Bird Global and their respective officers and directors may also be deemed participants in such solicitation. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Switchback’s executive officers and directors in the solicitation by reading Switchback’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the proxy statement/prospectus and other relevant materials filed with the SEC in connection with the business combination when they become available. Information concerning the interests of Switchback’s participants in the solicitation, which may, in some cases, be different than those of their shareholders generally, will be set forth in the proxy statement/prospectus relating to the business combination when it becomes available.

Forward-Looking Statements

The information in this press release includes “forward-looking statements.” All statements, other than statements of present or historical fact included in this press release, regarding Switchback’s proposed business combination with Bird, Switchback’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Switchback. Bird and Bird Global disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Switchback, Bird and Bird Global caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Switchback, or Bird or Bird Global. In addition, Switchback, Bird and Bird Global caution you that the forward-looking statements contained in this press release are subject to the following factors: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the agreements related thereto; (ii) the outcome of any legal proceedings that may be instituted against Switchback, Bird or Bird Global following announcement of the transactions; (iii) the inability to complete the business combination due to the failure to obtain approval of the shareholders of Switchback, or other conditions to closing in the transaction agreement; (iv) the risk that the proposed business combination disrupts Switchback’s or Bird’s current plans and operations as a result of the announcement of the transactions; (v) Bird’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Bird to grow and manage growth profitably following the business combination; (vi) costs related to the business combination; (vii) changes in applicable laws or regulations; and (viii) the possibility that Bird may be adversely affected by other economic, business and/or competitive factors. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in Switchback’s periodic filings with the SEC, including Switchback’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Switchback’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Investor Contact

Caitlin Churchill

BirdIR@icrinc.com

Media Contact

Jed Hamilton

BirdPR@icrinc.com